Exhibit 99.1

NEWS RELEASE	OTCQX: SHWZ
For Immediate Release	NEO: SHWZ

SCHWAZZE ANNOUNCES FIRST QUARTER RESULTS

Revenue Increases 64% to $31.8 Million Compared to $19.3 Million in Q1 2021

Adjusted EBITDA is $7.9 Million, 25% of Revenue

14 Dispensaries Added During Q1 2022 in Colorado and New Mexico

On Track to Achieve Guidance

Q4 2022 Projected Revenue Annualized Run Rate of Approximately $220 Million - $260 Million

Q4 2022 Projected Adjusted EBITDA Annualized Run Rate of Approximately $70 Million - $82 Million

Conference Call & Webcast Scheduled for Today – 4:30 pm EDT

DENVER, CO – March 31, 2022 – Schwazze, (OTCQX:SHWZ; NEO:SHWZ) ("Schwazze" or the “Company"), today announced financial results for the first quarter ended March 31, 2022 (“Q1 2022”).

Q1 2022 Financial Summary:

•	Revenues of $31.8 million grew 64% compared to $19.3 million in first quarter ended March 31, 2021 (Q1 2021)
•	Retail sales were $26.5 million up 124% when compared to Q1 2021
•	Gross Margin of $10.9 million was up 34.4% compared to $7.3 million in Q1 2021, both first quarters were affected by purchase accounting
•	Net Loss was ($26.8) million compared to a Net Loss of ($3.6) million for the same period last year
•	Adjusted EBITDA of $7.9 million was 25% of revenue, compared to $5.8 million for the same period last year
•	Colorado two year stacked IDs for Q1 2022 compared to Q1 2021 and 2020 for same store sales(1) were 22.7% and one year IDs(1) were (8.1%) comparing Q1 2022 to Q1 2021
o	Average basket size (1) for Q1 2022 was $59.21 down 1.7% compared to Q1 2021
o	Recorded customer visits (1) for Q1 2022 totaled 415,308 down 6.4%, compared to Q1 2021
•	New Mexico two year stacked IDs for Q1 2022 compared to Q1 2021 and Q1 2020 for same store sales(1) were 37.3% and one year IDs(1) were (1.9%) comparing Q1 2022 to Q1 2021
o	Average basket size (1) for Q1 2022 was $59.94 down 1.6% compared to Q1 2021
o	Recorded customer visits (1) for Q1 2022 totaled 122,913 down slightly at 0.3%, compared to Q1 2021

1

Accomplishments for Q1 2022

Since December 2021, Schwazze has closed acquisitions adding 14 cannabis dispensaries, 10 in New Mexico and four in Colorado as well as four cultivation facilities in New Mexico and one in Colorado and one manufacturing asset in New Mexico.

Q1 2022

•         Listed Common Stock on the NEO Exchange

•         Signed Definitive Agreement to Acquire Assets of Urban Health & Wellness

•         Closed Acquisition of Brow 2 LLC Assets

•         Closed Acquisition of Emerald Fields

•         Added President of New Mexico Division

•         Closed New Mexico Acquisition, Becoming a Regionally Focused MSO

•         Added to Key Senior Leadership Team

•         Closed Acquisition of Drift Assets

Justin Dye, Chairman and CEO of Schwazze stated, “as we continued our successful transformation into a Regional MSO in the first quarter of 2022, we met certain challenges, including the comparison cycling of an inflated Q1 2021, which was aided by stimulus checks and COVID lockdowns. Colorado’s high COVID rates during Q1 2022 also impacted sales and internal staff. The devastating Marshall Fires in and around Boulder in January of this year, caused one store to temporarily close and the store has been further impacted due to a displaced population in and around Boulder County. Also, overall sales and a decrease in wholesale revenue was largely impacted by wholesale distillate pricing pressure and over-supply in the state of Colorado.”

Justin continued, “however, we remain optimistic regarding our continued growth for the remainder of the year as we believe that Colorado’s first quarter was impacted by macro events. We are starting to see more positive results entering the second quarter. We are pleased to report that the sales trends in New Mexico, which recently commenced selling recreational-use cannabis on April 1, have seen positive results, and we remain confident in the future growth of this market.  Our revenue continues to grow with a 64% increase overall when comparing Q1 2022 to Q1 2021, with retail sales growing to $26.5 million for the quarter, a 124% increase compared to Q1 2021. While basket sales and customer visits for both Colorado and New Mexico were down quarter over-quarter, attributed to macro events and previous stimulus spending, we once again outpaced the industry performance in the state of Colorado for the quarter by 10.2%. At this time, we do not have a service that publishes comparable market stats in New Mexico, therefore we will be working on how to compare our performance in the near future.”

Q1 2022 Revenue

Revenues for Q1 2022, totaled $31.8 million including (i) retail sales of $26.5 million (ii) wholesale sales of $5.2 million and (iii) other operating revenues of $0.04 million, compared to revenues of $19.3 million including (i) retail sales of $11.8 million (ii) wholesale of $7.4 million, and (iii) other operating revenues of $0.08 million during Q1 2021 and represented an increase of $12.4 million or 64%. Increased sales are due in large part to additional dispensary sales. In Q1 2022, we acquired fourteen new retail dispensaries. The decrease in wholesale revenue in 2022 was largely due to wholesale distillate pricing pressure and over-supply in the state of Colorado.

Cost of goods and services for Q1 2022, totaled $20.8 million compared to cost of goods and services of $12.1 million during Q1 2021, representing an increase of $8.7 million or 72%. This increase was due to increased sales and growth through acquisition. The cost of goods and services increased at a higher rate than revenue due to the impact of purchase accounting on retail acquisitions made in the each of the first quarters. Q1 2022 had $6.3 million in additional cost of goods and services due to purchase accounting while Q1 2021 had $2.2 million of additional cost of goods and services due to purchase accounting.

2

Gross profit increased to $10.9 million for Q 1 2022 compared to $7.3 million during the same period in 2021. Gross profit margin declined as a percentage of revenue from 37.5% to 34.4%, although net of purchase accounting, the gross margin increased from 48.7% to 54.1%. This positive result, net of purchase accounting continues to reflect our consolidated purchasing approach, the implementation of our retail playbook, and vertical product sales in New Mexico.

Operating expenses for Q1 2022, totaled $15.7 million, compared to operating expenses of $8.7 million during Q1 2021, representing an increase of $7 million or 80%. This increase was due to increased selling, general and administrative expenses including acquisition costs, professional service fees related to acquisitions, salaries, benefits and related employment costs mostly related to the increased number of dispensaries.

Other expense, net for Q1 2022, totaled $20.7 million, compared to $1.7 million during Q1 2021. The increase in other expense, net was due to an increase in interest payments due to various loans and by the non-cash loss on derivative liability related to our 13% senior secured convertible notes due 2026.

As a result of the factors discussed above, a net loss was generated for the Q1 2022 of $26.8 million, compared to net loss of $3.6 million during Q1 2021. This loss includes non-cash charges totaling $16.9 million; this includes derivative liability of $13.4 million, depreciation and amortization of $2.5 million and non-cash compensations of $1.0 million as well as acquisition and capital raise costs associated with the closing of recent acquisitions of $9.1 million, including $6.3 million of purchase accounting costs and $2.8 million of additional related costs.

Adjusted EBITDA for Q1 2022 was $7.9 million representing 25% of revenue, compared to $5.8 million for the same period last year. This is derived from Operating Income and adjusting one-time expenses, merger and acquisition and capital raising costs, non-cash related compensation costs, and depreciation and amortization. See the financial table for Adjusted EBITDA below adjustment for details.

For Q1 2022, the Company generated net cash provided from operations of $5.8 million compared to $1.7 million for the same period in 2021. The Company has cash and cash equivalents of $47.1 million at the end of Q1 2022.

Nancy Huber, CFO for Schwazze commented, “Q1 2022 included four acquisitions in January and February expanding the company in all areas. We also found ourselves cycling large numbers from the previous year and were impacted by COVID as many businesses in Colorado were similarly affected in January. As we move forward in quarters not complicated by acquisitions costs, we are targeting to have positive operating income. We remain focused on continuing to drive our operating playbook through all our businesses and plan to outperform the market. We delivered positive operating cash flow despite a challenging quarter. We will continue to invest that cashflow in growth opportunities both organically and through acquisitions.”

2022 Guidance

The Company’s guidance, issued for 2022 remains unchanged. Guidance has been issued for a fourth-quarter 2022 (Q4 2022) annualized run rate, which excludes transactions that are announced but not closed.  Q4 2022 revenue annualized run rate is projected to be approximately $220 Million to $260 Million, and the projected Q4 2022 adjusted EBITDA annualized run rate is projected to be from $70 million to $82 million.

NOTES:

(1)	Schwazze did not own all the assets and entities in part of 2021, 2020 and 2019 and is using unaudited numbers for this comparison.

Adjusted EBITDA represents income (loss) from operations, as reported, before tax, adjusted to exclude non-recurring items, other non-cash items, including stock-based compensation expense, depreciation, and amortization, and further adjusted to remove acquisition and capital raise related costs, and other one-time expenses, such as severance, retention, and employee relocation. The Company uses adjusted EBITDA as it believes it better explains the results of its core business. The Company has not reconciled guidance for adjusted EBITDA to the corresponding GAAP financial measure because it cannot provide guidance for the various reconciling items. The Company is unable to provide guidance for these reconciling items because it cannot determine their probable significance, as certain items are outside of its control and cannot be reasonably predicted. Accordingly, a reconciliation to the corresponding GAAP financial measure is not available without unreasonable effort.

3

Webcast – May 16, 2022 – 4:30 EDT

Investors and stakeholders may participate in the conference call by dialing 416-764-8650 or by dialing North American toll free 888-664-6383 or listen to the webcast from the Company's website at https://ir.schwazze.com . The webcast will be available on the Company’s website and on replay until May 23, 2022, and may be accessed by dialing 888-390-0541 / 117902#.

Following their prepared remarks, Chief Executive Officer, Justin Dye and Chief Financial Officer, Nancy Huber will answer investor questions. Investors may submit questions in advance or during the conference call itself through the weblink: https://produceredition.webcasts.com/starthere.jsp?ei=1548621&tp_key=88d9ed2417 This weblink has been posted to the Company’s website and will be archived on the website. All Company SEC filings can also be accessed on the Company website at https://ir.schwazze.com/sec-filings and on SEDAR at www.sedar.com

About Schwazze

Schwazze (OTCQX: SHWZ) is building a premier vertically integrated regional cannabis company with assets in Colorado and New Mexico and will continue to take its operating system to other states where it can develop a differentiated regional leadership position. Schwazze is the parent company of a portfolio of leading cannabis businesses and brands spanning seed to sale. The Company is committed to unlocking the full potential of the cannabis plant to improve the human condition. Schwazze is anchored by a high- performance culture that combines customer-centric thinking and data science to test, measure, and drive decisions and outcomes. The Company's leadership team has deep expertise in retailing, wholesaling, and building consumer brands at Fortune 500 companies as well as in the cannabis sector. Schwazze is passionate about making a difference in our communities, promoting diversity and inclusion, and doing our part to incorporate climate-conscious practices. Medicine Man Technologies, Inc. was Schwazze’s former operating trade name. The corporate entity continues to be named Medicine Man Technologies, Inc. Schwazze derives its name from the pruning technique of a cannabis plant to enhance plant structure and promote healthy growth.

Forward-Looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “plan,” “will,” “may,” “continue,” “predicts,” “targeting” or similar words. Forward-looking statements include the guidance provided regarding the Company’s Q4 2022 performance and annual capital spending. Forward-looking statements are not guarantees of future events or performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control and cannot be predicted or quantified. Consequently, actual events and results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) our inability to manufacture our products and product candidates on a commercial scale on our own or in collaboration with third parties; (ii) difficulties in obtaining financing on commercially reasonable terms; (iii) changes in the size and nature of our competition; (iv) loss of one or more key executives or scientists; (v) difficulties in securing regulatory approval to market our products and product candidates; (vi) our ability to successfully execute our growth strategy in Colorado and New Mexico and outside the states, (vii) our ability to identify and consummate future acquisitions that meet our criteria, (viii) our ability to successfully integrate acquired businesses and realize synergies therefrom, (ix) the ongoing COVID-19 pandemic, (x) the timing and extent of governmental stimulus programs, (xi) the uncertainty in the application of federal, state and local laws to our business, and any changes in such laws, and (xii) our ability to achieve the target metrics, including our annualized revenue and EBIDTA run rates set out in our Q4 2022 guidance. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise except as required by law.

Investors Joanne Jobin Investor Relations Joanne.jobin@schwazze.com 647 964 0292	Daniel Pabon General Counsel dan@schwazze.com 303-371-0387 x1031	Media Julie Suntrup, Schwazze Vice President | Marketing & Merchandising julie.suntrup@schwazze.com 303 371 0387

4

MEDICINE MAN TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS

For the Three Months ended March 31, 2022 and 2021

Expressed in U.S. Dollars

	March 31,	December 31,
	2022	2021
ASSETS	(Unaudited)	(Audited)
Current assets
Cash and cash equivalents	$47,688,094	$106,400,216
Accounts receivable, net of allowance for doubtful accounts	4,196,533	3,866,828
Inventory	16,380,765	11,121,997
Note receivable – current, net	107,500	–
Prepaid expenses and other current assets	3,008,326	2,523,214
Total current assets	71,381,218	123,912,255
Non-current assets
Fixed assets, net accumulated depreciation of $2,390,922 and $1,988,973, respectively	16,601,696	10,253,226
Goodwill	118,698,717	43,316,267
Intangible assets, net of accumulated amortization of $9,791,597 and $7,652,750, respectively	95,443,483	97,582,330
Marketable securities, net of unrealized loss of $8,549 and gain of $216,771, respectively	485,004	493,553
Note receivable – noncurrent, net	–	143,333
Accounts receivable – litigation	290,648	303,086
Other noncurrent assets	1,384,863	514,962
Operating lease right of use assets	13,721,007	8,511,780
Total non-current assets	246,625,418	161,118,537
Total assets	$318,006,636	$285,030,792

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$3,106,503	$2,548,885
Accounts payable - related party	100,128	36,820
Accrued expenses	15,308,676	5,592,222
Derivative liabilities	48,340,485	34,923,013
Notes payable - related party	134,498	134,498
Income taxes payable	3,287,635	2,027,741
Total current liabilities	70,277,925	45,263,179
Long term debt	117,863,486	97,482,468
Lease liabilities	14,082,673	8,715,480
Total long-term liabilities	131,946,159	106,197,948
Total liabilities	202,224,084	151,461,127

Stockholders' equity
Common stock, $0.001 par value. 250,000,000 shares authorized; 53,484,820 shares issued and 52,746,376 shares outstanding at March 31, 2022 and 45,455,490 shares issued and 44,717,046 shares outstanding as of December 31, 2021.	53,486	45,485
Preferred stock, $0.001 par value. 10,000,000 shares authorized; 86,994 shares issued and 82,594 outstanding at March 31, 2022 and December 31, 2021 and 10,000,000 shares authorized.	87	87
Additional paid-in capital	171,798,685	162,815,097
Accumulated deficit	(54,552,670)	(27,773,968)
Common stock held in treasury, at cost, 517,044 shares held as of March 31, 2022 and December 31, 2021.	(1,517,036)	(1,517,036)
Total stockholders' equity	115,782,552	133,569,665
Total liabilities and stockholders' equity	$318,006,636	$285,030,792

See accompanying notes to the financial statements

5

MEDICINE MAN TECHNOLOGIES, INC.

CONSOLDIATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

For the Three Months ended March 31, 2022 and 2021

Expressed in U.S. Dollars

	For the Three Months Ended
	March 31,
	2022	2021
	(Unaudited)	(Unaudited)
Operating revenues
Retail	$26,525,716	$11,816,200
Wholesale	5,207,388	7,446,265
Other	44,450	77,650
Total revenue	31,777,554	19,340,115
Cost of goods and services
Cost of goods and services	20,840,051	12,087,111
Total cost of goods and services	20,840,051	12,087,111
Gross profit	10,937,503	7,253,004
Operating expenses
Selling, general and administrative expenses	6,855,711	3,189,638
Professional services	2,584,472	2,195,108
Salaries	5,296,777	1,869,358
Stock based compensation	991,083	1,483,806
Total operating expenses	15,728,043	8,737,910
Loss from operations	(4,790,540)	(1,484,906)
Other income (expense)
Interest expense, net	(7,302,254)	(961,282)
Unrealized loss on derivative liabilities	(13,417,472)	(1,253,814)
Other expense	7	–
Gain (loss) on sale of assets	–	292,479
Unrealized gain on investments	(8,549)	214,630
Total other expense	(20,728,268)	(1,707,987)
Provision for income taxes	1,259,894	456,614
Net loss	$(26,778,702)	$(3,649,507)

Less: Accumulated preferred stock dividends for the period	(1,743,444)	–
Net loss attributable to common stockholders	$(28,522,146)	$(3,649,507)

Earnings (loss) per share attributable to common stockholders
Basic earnings (loss) per share	$(0.61)	$(0.09)
Weighted average number of shares outstanding - basic	46,841,971	42,616,309

Comprehensive loss	$(26,778,702)	$(3,649,507)

See accompanying notes to the financial statements

6

MEDICINE MAN TECHNOLOGIES, INC.

STATEMENT OF CASH FLOWS (UNAUDITED)

For the Three Months ended March 31, 2022, and 2021

Expressed in U.S. Dollars

	For the Three Months Ended
	March 31,
	2022	2021
Cash flows from operating activities
Net income (loss) for the period	$(26,778,702)	$(3,649,507)
Adjustments to reconcile net income to cash used in operating activities
Depreciation and amortization	2,540,796	1,790,568
Loss on change in derivative liabilities	13,417,472	1,253,814
(Gain) loss on investment, net	8,549	(214,630)
Stock based compensation	991,083	1,483,806
Changes in operating assets and liabilities (net of acquired amounts):
Accounts receivable	(120,388)	(1,014,189)
Inventory	6,628,634	225,878
Prepaid expenses and other current assets	104,888	(12,816)
Other assets	(867,401)	(371,831)
Operating leases right of use assets and liabilities	157,966	33,334
Accounts payable and other liabilities	8,488,283	2,224,092
Deferred revenue	–	(50,000)
Income taxes payable	1,259,894	–
Net cash provided by operating activities	5,831,074	1,698,519

Cash flows from investing activities:
Cash consideration for acquisition of business	(90,317,153)	(65,109,039)
Purchase of fixed assets	(2,607,567)	(633,114)
Issuance of notes receivable	–	141,680
Net cash used in investing activities	(92,924,719)	(65,600,473)

Cash flows from financing activities:
Proceeds from issuance of debt	18,203,332	39,748,852
Debt issuance and discount costs	2,177,685	599,389
Repayment of notes payable	–	(5,000,000)
Proceeds from issuance of common stock, net of issuance costs	8,000,506	50,282,798
Net cash provided by financing activities	28,381,522	85,631,039

Net (decrease) increase in cash and cash equivalents	(58,712,122)	21,729,085
Cash and cash equivalents at beginning of period	106,400,216	1,231,235
Cash and cash equivalents at end of period	$47,688,094	$22,960,320

Supplemental disclosure of cash flow information:
Cash paid for interest	$4,722,639	$897,247
Issuance of stock as payment for acquisitions	8,000,506	20,239,980

See accompanying notes to the financial statements

7

MEDICINE MAN TECHNOLOGIES, INC.

Adjusted EBITDA Reconciliation

Non-GAAP measurement

(UNAUDITED)

	Three Months Ended March 31,
	2022	2021
Net income (loss)	$(26,778,702)	$(3,649,507)
Interest (income) expense, net	7,302,254	961,282
Provision for income taxes (benefit)	1,259,894	456,614
Other (income) expense	13,426,014	746,705
Depreciation and amortization	2,540,796	1,790,568
Earnings before interest, taxes, depreciation and
amortization (EBITDA) (non-GAAP measure)	$(2,249,744)	$305,662
Non-Cash Stock Compensation	991,083	1,483,806
Deal Related Expenses	2,256,934	745,944
Capital Raise Related Expenses	564,320	951,119
Inventory Adjustment to fair market value for purchase accounting	6,260,434	2,164,686
Severance	4,565	16,266
Retention Program Expenses	–	29,688
Employee Relocation Expenses	18,778	20,000
Other non-recurring items	17,911	127,167
Adjusted EBITDA (non-GAAP measure)	$7,864,281	$5,844,338

	7,864,281	5,844,338
	–	–
Revenue	31,777,554	19,340,115
aEBITDA Percent	24.7%	30.2%

8